STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

November 15, 2012

Job Number: C20121116-0319
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20120775889-19	Amendment	3 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Nita Hibshman
Certificate Number: C20121116-0319
You may verify this certificate
online at **http://www.nvsos.gov/**

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090201

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20120775889-19
	Filing Date and Time 11/15/2012 5:51 AM
	Entity Number C4163-1980

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Tree Top Industries, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

FOURTH: The aggregate number of shares of common stock which the corporation shall have the authority to issue is 10,000,000 shares, each having a par value of $0.001 per share.

Every 100 shares of common stock as of the date hereof shall, without further action by this Corporation or holder thereof, automatically become 1 share of common stock. The par value of the Common Stock shall remain as set forth in the Certificate of Incorporation. No fractional share shall be issued in connection with the foregoing combination. Fractional shares shall be rounded up to the next whole number of shares.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: N/A

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

WRITTEN CONSENT
OF
DIRECTORS
OF
TREE TOP INDUSTRIES, INC.

The undersigned, being the directors of Tree Top Industries, Inc., a Nevada corporation (the "Corporation"), hereby unanimously consent to the adoption of the following resolutions to the same extent and with the same force and effect as if adopted at a formal meeting of the Board of Directors of the Company, by signing this written consent thereto pursuant to Chapter 78.315 of the Nevada Revised Statutes, effective as of November 16, 2012.

RESOLVED, that the Corporation is authorized to effect a one for one hundred reverse stock split of the Corporation's common stock, leaving the Corporation with 10,000,000 shares of authorized common stock, and to file an amendment to its Articles of Incorporation in connection therewith;

RESOLVED, that if the affect of the aforementioned reverse stock split is that a shareholder will have fractional shares, then the shareholder's shares shall be rounded up to the nearest whole share and the Corporation's transfer agent shall be instructed to round the fractional holding up to the nearest whole share and issue such shareholder a certificate reflecting the post-split number of shares rounded-up to the nearest number of whole shares;

RESOLVED, that the Corporation is authorized to file an amendment to its Articles of Incorporation to give effect to a decrease in the Corporation's authorized capital stock that is proportionate to the reverse stock split approved by the Corporation's Board of Directors and any adjustments to the rights of option and warrant holders of the Corporation;

RESOLVED, that the appropriate officers of the Corporation, acting alone, be and each hereby is authorized, empowered and directed, for and on behalf of the Corporation, to take such further action and execute and deliver any additional agreements, instruments, certificates, filings or other documents and to take any additional steps as any such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions; and it is further

RESOLVED, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation.

IN WITNESS WHEREOF, the undersigned has executed this Written Consent of Directors as of the date first written above.

David Reichman

Kathy M. Griffin

Frank Benintendo

Don Gilbert